Exhibit 99.3

CLM Delivery Partner Limited

Financial Statements

for the year ended 31 December 2010

CLM Delivery Partner Limited

Financial Statements

for the year ended 31 December 2010

Contents

Page

Profit and Loss Account	1

Balance Sheet	2

Cash Flow Statement	3

Notes to the Financial Statements	4 - 8

CLM Delivery Partner Limited

Profit and Loss Account

for the year ended 31 December 2010

	Note	2010	2009
		£’000	£’000
		(unaudited)	(unaudited)

Turnover	1	91,882	118,552

Cost of sales		(58,610)	(76,271)

Gross profit		33,272	42,281

Administrative expenses		(1,217)	(1,056)

Operating profit	2	32,055	41,225

Interest receivable	4	5	4

Profit on ordinary activities before taxation		32,060	41,229

Taxation	6	(8,957)	(11,575)

Profit for the financial year		23,103	29,654

All items in the profit and loss account relate to continuing operations.

There is no material difference between the profit on ordinary activities before taxation and the profit for the year as stated above and their historical cost equivalents.

The company has no recognised gains and losses other than those shown above and therefore no separate statement of total recognised gains and losses has been presented.

CLM Delivery Partner Limited

Balance Sheet

as at 31 December 2010

		2010		2009
		£’000	£’000	£’000	£’000
	Note	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Debtors	7	21,468		53,848

Cash at bank and in hand		1,772		7,669

		23,240		61,517

Creditors: amounts falling due within one year	8	(20,232)		(37,529)

Net current assets			3,008		23,988

Provision for liabilities and charges	9		(613)		(1,736)

Net assets			2,395		22,252

Capital and reserves

Called up share capital	10		1		1

Profit and loss reserve	11		2,394		22,251

Total shareholders’ funds	12		2,395		22,252

CLM Delivery Partner Limited

Cash Flow Statement

for the year ended 31 December 2010

	Note	2010	2009
		£’000	£’000
		(unaudited)	(unaudited)

Net cash inflow from operating activities	14	48,160	28,553

Returns on investments and servicing of finance
Interest Received		5	4
		48,165	28,557

Dividend Paid		(42,960)	(16,000)

Corporation Taxation Paid		(11,102)	(11,520)

(Decrease) / Increase in cash in the financial year		(5,897)	1,037

Reconciliation of cashflow to movement in net funds

Net funds at 1 January		7,669	6,632

(Decrease) / Increase in cash in the financial year		(5,897)	1,037

Net funds at 31 December		1,772	7,669

CLM Delivery Partner Limited

Unaudited Notes to Financial Statements

for the year ended 31 December 2010

1                 Accounting Policies

1.1       Basis of preparation of accounts

These financial statements have been prepared on the going concern basis under the historical cost convention and in accordance with the Companies Act 2006 and applicable Accounting Standards in the United Kingdom, which have been applied consistently with the prior year. A summary of the more important policies is set out below.

1.2       Turnover

Turnover relates to project management services. It reflects amounts initially agreed in the contract, plus any variations in contract work and incentive payments to the extent that it is probable they will result in revenue and can be reliably measured. Amounts received ahead of revenue being recognised are held within accruals and deferred income.

1.3       Profit recognition

Profit is calculated on an individual task order basis as the element of profit forecast at completion that can prudently be attributed to the proportion of work done at the period end. Immediate provision is made for all foreseeable unrecoverable amounts if projections of future costs require it.

1.4       Pension costs

The company does not have its own defined contribution pension scheme and contributions are made where necessary to independent staff pension schemes.

1.5       Provisions

Provisions are recognised when the company has a present obligation (legal or constructive) as the result of a past event and it is both probable that an outflow of resources will be required to settle the obligation and the amount of the obligation can be reliably estimated.

1.6       Foreign exchange

Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the rates of exchange prevailing at that date.

2                 Operating Profit

Operating Profit is stated after charging:

	2010	2009
	£’000	£’000

Auditors’ remuneration for the audit of these financial statements	54	51

CLM Delivery Partner Limited

Unaudited Notes to Financial Statements

for the year ended 31 December 2010

3       Staff costs

Personnel, other than those engaged via agencies and sub consultants in CLM’s supply chain, are employed directly or by companies within the consortium members, and costs in respect of those individuals are charged in the normal course of trading as Cost of Sales. The directors of CLM currently make no separate charges for their services.

	2010	2009
	No.	No.

The average monthly numbers of personnel, including directors, employed by CLM directly or by consortium members during the year were:	444	512

	2010	2009
	£’000	£’000

Aggregate remuneration and related cost of these staff :
Wages and salaries	25,891	29,084
Social security costs	3,171	3,305
Other pension costs	1,444	1,601

	30,506	33,990

4      Interest receivable

	2010	2009
	£’000	£’000

Bank interest	5	4

	5	4

5      Dividend

	2010	2009
	£’000	£’000

Final Dividend Payment (£42,960 per share (2009: £16,000 per share))	42,960	16,000

	42,960	16,000

6      Taxation

	2010	2009
	£’000	£’000

Current tax:
UK corporation tax on profits of the period	8,994	11,584
Adjustment in respect of prior periods	(37)	(9)

Total current tax	8,957	11,575

The tax assessed for the period is different to that of the standard effective rate of corporation tax in the UK for the year ended 31 December 2010 of 28% (2009: 28%). The differences are explained

	2010	2009
	£’000	£’000
Current tax reconciliation
Profit on ordinary activities before tax	32,060	41,229

Profit on ordinary activities multiplied by standard rate of corporation tax in the UK of 28% (2009: 28%)	8,977	11,544

- effects of expenditure that is not tax deductible	17	40

	8,994	11,584

CLM Delivery Partner Limited

Unaudited Notes to Financial Statements

for the year ended 31 December 2010

7      Debtors

	2010	2009
	£’000	£’000
Amounts falling due within one year

Trade debtors	353	47,910
Prepayments and accrued income	6,768	5,938
VAT recoverable	501	—
Amounts recoverable on long-term contracts	13,846	—

	21,468	53,848

8      Creditors: amounts falling due within one year

	2010	2009
	£’000	£’000

Trade creditors	419	1,166
Amounts owed to consortium members	817	7,566
Corporation tax	4,432	6,577
Other taxes and social security	—	6,447
Accruals and deferred income	14,564	15,773
Payments on account	—	—

	20,232	37,529

Amounts due to consortium members are unsecured, interest free and payable on demand.

9      Provisions for liabilities and charges

	2010	2009
	£’000	£’000

Opening provisions	1,736	1,483
Additions	581	1,762
Utilisation	(1,704)	(1,509)

Closing provision	613	1,736

The provision has been set aside to cover all known outstanding commercial issues with the ODA specific to Master Task Order 2 Tranche 2

CLM Delivery Partner Limited

Unaudited Notes to Financial Statements

for the year ended 31 December 2010

10     Share capital

	2010	2009
	£’000	£’000

Authorised equity
1,000 ordinary shares of £1 each	1	1

Allotted, called up and paid equity
1,000 ordinary shares of £1 each	1	1

11     Reserves

2010
£’000

Profit for the financial year	23,103
Dividends	(42,960)

Net movement in reserves	(19,857)

Opening reserves	22,251

Closing reserves	2,394

12     Reconciliation of movements in shareholders’ funds

		Profit
	Share	and loss	Total
	capital	reserve	2010
	£’000	£’000	£’000

Opening shareholders’ funds	1	22,251	22,252
Profit for the financial year	—	23,103	23,103
Dividends	—	(42,960)	(42,960)

Closing shareholders’ funds	1	2,394	2,395

13     Related party transactions

During the year the company incurred employment, travel and subsistence costs from its consortium members, CH2M Hill International Ltd, Laing O’Rourke Holdings Ltd and Mace Ltd and their associated undertakings, in the normal course of business. The amounts charged during the year and balances outstanding at the year end were as follows:

		Outstanding	Outstanding
	Charged	Balance at 31	Balance at 31
	during the	December	December
	current year	2010	2009
	£’000	£’000	£’000

CH2M Hill International Ltd	17,031	813	2,228
Laing O’Rourke Holdings Ltd	17,314	—	2,135
Mace Ltd	14,980	4	3,202

	49,325	817	7,565

CLM Delivery Partner Limited

Unaudited Notes to Financial Statements

for the year ended 31 December 2010

14     Reconciliation of operating profit to net cash flow from operating activities

	2010	2009
	£’000	£’000

Operating profit	32,055	41,225
Decrease / (Increase) in debtors	32,380	(27,306)
(Decrease) / Increase in creditors	(15,152)	14,381
(Decrease) / Increase in provisions	(1,123)	253

Net cash inflow from operating activities	48,160	28,553

15     Ultimate Controlling Party

CH2M Hill International Ltd (37.5%), Laing O’Rourke Holdings Ltd (37.5%) and Mace Ltd (25%) are the controlling parties of the company.